FORM OF
NOTICE OF GRANT OF PERFORMANCE SHARE UNITS
(RELATIVE TSR)
Pursuant to the terms and conditions of the Oasis Petroleum Inc. 2020 Long Term Incentive Plan (the “Plan”), and the associated Performance Share Unit Agreement (the “Agreement”), you are hereby granted an award of Performance Share Units, whereby each Performance Share Unit that becomes earned, as determined by the Committee in its sole and absolute discretion, represents the right to receive one share of common stock of the Company, par value $0.01 per share (“Stock”), plus rights to certain Dividend Equivalents described in Section 3 of the Agreement, under the terms and conditions set forth below, in the Agreement, and in the Plan (the “Performance Share Units”). Capitalized terms used but not defined herein shall have the respective meanings set forth in the Plan or the Agreement.

Grantee:	[__________]
Date of Grant:	[__________, 20__] (“Date of Grant”)
Number of Performance Share Units:
The target number of Performance Share Units is [__________] (the “Initial Performance Units”). The number of shares of Stock that may be deliverable in respect of this Award may range from 0% to 150% of the number of Initial Performance Units.

Performance Cycles:
The Performance Cycle applicable to the Performance Share Units began on [__________, 20__] and ends on:
    (a) [__________, 20__] (36 months) for one half of the Initial Performance Units (the “First Performance Cycle”); and
    (b) [__________, 20__] (48 months) for the remaining one half of the Initial Performance Share Units (the “Second Performance Cycle”)
(each such period, a “Performance Cycle” and the period from the Date of Grant to [__________, 20__], the “Grant Cycle”).

Vesting Requirements:
Your right to receive Stock in respect of Performance Share Units is generally contingent, in whole or in part, upon (a) except as otherwise provided below, your continuous active service with the Company through the end of the applicable Performance Cycle (the “Continuous Service Requirement”) and (b) the level of achievement of the TSR Vesting Objective as outlined below and in Appendix A, which states the TSR Vesting Objective. The “TSR Vesting Objective” means the Company’s relative ranking in respect of the applicable Performance Cycle with regard to Total Shareholder Return (as defined in Appendix A) as compared to Total Shareholder Return of the Peer Companies (as defined in Appendix A). The level of achievement of the TSR Vesting Objective shall be determined in accordance with Appendix A. After the end of each applicable Performance Cycle, the Committee shall determine the Company’s Total Shareholder Return as compared to Total Shareholder Return of the Peer Companies and will certify the level of achievement with respect to the TSR Vesting Objective and what percentage of the Initial Performance Units eligible to vest for such Performance Cycle have been earned in accordance with the table set forth in Appendix A (such number of Performance Share Units that become earned shall hereinafter be called the “Earned Performance Units”), subject to your satisfaction of the Continuous Service Requirement through the end of such Performance Cycle.
Notwithstanding anything to the contrary herein, in the Agreement, in the Plan or in any other arrangement between you and the Company (including any employment agreement or severance plan in which you participate):
(a)if your employment or service relationship with the Company and its Subsidiaries is terminated prior to the end of the Grant Cycle (w) by the Company or, if applicable, Subsidiary without “Cause,” (as such term is defined your employment agreement with the Company, dated [__________, 20__] (the “Employment Agreement”), (x) by reason of the Company’s non-renewal of your Employment Agreement at the end of the Employment Period (as defined in the Employment Agreement) (a “Non-Renewal”), (y) by you for “Good Reason” (as defined in the Employment Agreement) or (z) by reason of your death and subject in each case to your (or your estate’s) execution and non-revocation of a waiver and release agreement in the form attached as Exhibit A to the Employment Agreement and as may be modified pursuant to the terms of the Employment Agreement (the “Release”), then you shall be deemed to have earned, with respect to any Initial Performance Units eligible to vest for a Performance Cycle that has not ended prior to your termination date, a prorated number of Earned Performance Units that you would have actually earned in accordance with Appendix A as of the end of each such Performance Cycle had you remained employed through the end of the Performance Cycle, with the prorated number of Earned Performance Units determined based on the number of your Deemed Service Days (as defined below) as compared to the total number of days in the Performance Cycle; provided, however, that if a Change in Control (as defined below) occurs following your termination without Cause or due to Good Reason, a Non-Renewal or by reason of your death, then the number of Earned Performance Units shall be calculated in accordance with subparagraph (b) below as of the date of the Change in Control. The term “Deemed Service Days” means (x) the number of days you were employed by the Company during the Performance Cycle or (y) 12 months, whichever is greater. Any reference in this Notice of Grant to the “Company” shall include any employer successor thereto.
(b)if a Change in Control occurs prior to the end of the Grant Cycle (the date of such occurrence, the “Change in Control Date”) and subject to your satisfaction of the Continuous Service Requirement until immediately prior to the Change in Control , then, upon the occurrence of such Change in Control, with respect to any Initial Performance Units eligible to vest for a Performance Cycle that has not ended prior to the Change in Control Date, you shall remain eligible to earn a number of Performance Share Units equal to the number of Earned Performance Units you would have earned in accordance with Appendix A, subject to your satisfaction of the Continuous Service Requirement through the end of the applicable Performance Cycle, but with (i) the determination of whether, and to what extent, the TSR Vesting Objective is achieved calculated based on actual performance against the stated criteria through the Change in Control Date and (ii) the Closing Value (as defined in Appendix A) for the Company deemed to equal the Change in Control Price instead of the Closing Value calculated in accordance with Appendix A; provided, however, that if the Change in Control occurs 18 months or less after the effective date of the Employment Agreement, the number of Earned Performance Units shall be equal to either (x) 100% of the Initial Performance Units or (y) that number determined by treating the Change in Control Price as the Closing Value, whichever results in the greater number of Earned Performance Units. For purposes of this Award, (A) “Change in Control” shall have the meaning given such term in the Plan; and (B) “Change in Control Price” shall equal the amount determined in the following clause (1), (2), (3), (4) or (5), whichever is applicable, as follows: (1) the price per share offered to holders of Stock in any merger or consolidation, (2) the per share Fair Market Value of the Stock immediately before the Change in Control, without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of assets, (3) the amount distributed per share of Stock in a dissolution transaction, (4) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control takes place, or (5) if such Change in Control occurs other than pursuant to a transaction described in clause (1), (2), (3), or (4), the volume weighted average of the Company’s Stock trading prices over the 20 trading days immediately preceding the Change in Control Date.
(c)if your employment or service relationship with the Company and its Subsidiaries is terminated upon, or 18 months or less following, a Change in Control and prior to the end of the Grant Cycle by the Company or, if applicable, Subsidiary without “Cause” or by reason of Non-Renewal, by you for “Good Reason” or by reason of your death and subject in each case to your (or your estate’s) execution and non-revocation of the Release, then you shall be deemed to have earned, and become vested in, with respect to any Initial Performance Units eligible to vest for a Performance Cycle that has not ended prior to your termination date, a number of Earned Performance Units that you would have actually earned in accordance with Appendix A, but with (i) the determination of whether, and to what extent, the TSR Vesting Objective is achieved calculated based on actual performance against the stated criteria through the Change in Control Date and (ii) the Closing Value (as defined in Appendix A) for the Company deemed to equal the Change in Control Price instead of the Closing Value calculated in accordance with Appendix A; provided, however, that if the Change in Control occurs 18 months or less after the effective date of the Employment Agreement, the number of Earned Performance Units shall be equal to either (x) 100% of the Initial Performance Units or (y) that number determined by treating the Change in Control Price as the Closing Value, whichever results in the greater number of Earned Performance Units.
Any of your Performance Share Units that are eligible to be earned but that do not become Earned Performance Units as of the end of the applicable Performance Cycle shall terminate and be cancelled upon the expiration of such Performance Cycle.
For purposes of this Award, notwithstanding a termination of the Employment Agreement at the end of the Employment Period as a result of non-renewal by either the Company or you, your continued employment or service relationship with the Company and its Subsidiaries following the termination of the Employment Agreement (1) shall constitute continuous active service with the Company for all purposes pursuant to the terms hereof and count toward satisfaction of the Continuous Service Requirements herein, and (2) the provisions in your Employment Agreement relating to termination without “Cause,” by you for “Good Reason,” and by reason of your death shall apply to the continued employment or service relationship following non-renewal of the Employment Agreement, including for purposes of applying the earning and vesting provisions contained herein.

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Date of Settlement:
Payment in respect of Earned Performance Units shall be made no later than March 15 of the calendar year following the calendar year in which the last day of the applicable Performance Cycle occurs; provided, however, that (i) if your employment or service relationship with the Company and its Subsidiaries is terminated prior to the end of a Performance Cycle by the Company or, if applicable, Subsidiary without “Cause,” by reason of Non-Renewal, by you for “Good Reason” or by reason of your death, then payment in respect of Earned Performance Units shall be made no later than two and one-half months following the end of the calendar year in which the substantial risk of forfeiture lapses with respect to such Performance Cycle (provided further that if a Change in Control occurs following the termination of your employment or service relationship under this clause (i), then payment in respect of Earned Performance Units shall be made no later than the 60th day following the Change in Control); and (ii) if your employment or service relationship with the Company and its Subsidiaries is terminated upon or following a Change in Control and prior to the end of the Grant Cycle by the Company or, if applicable, or Subsidiary without “Cause,” by reason of Non-Renewal, by you for “Good Reason” or by reason of your death, then payment in respect of Earned Performance Units shall be made no later than the 60th day following such termination of employment or service relationship (in each case, the “Date of Settlement”).
All payments with respect to Earned Performance Units shall be made in freely transferable shares of Stock (or such cash, securities or other property to which a holder of an equal number of shares of Stock would be entitled in connection with a Change in Control), and will be subject to all applicable tax withholding requirements.
Upon full settlement of the Performance Share Units hereunder and pursuant to Section 3 of the Agreement, no additional payments will be made pursuant to this Award and the Award shall terminate.

By your acceptance of this document, you and the Company hereby acknowledge receipt of the Performance Share Units issued on the Date of Grant indicated above, which have been granted under the terms and conditions contained herein and in the Plan and the Agreement. Alternatively, you acknowledge your agreement to be bound to the terms of this Notice, the Agreement and the Plan in connection with your acceptance of the Performance Share Units issued hereby through procedures, including electronic procedures, provided by or on behalf of the Company.
You acknowledge and agree that (a) you are not relying upon any written or oral statement or representation of the Company, its affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) regarding the tax effects associated with your execution of this Notice of Grant of Performance Share Units and your receipt and holding of and the vesting of the Performance Share Units, and (b) in deciding
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to enter into this Agreement, you are relying on your own judgment and the judgment of the professionals of your choice with whom you have consulted. You hereby release, acquit and forever discharge the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with your execution of the Agreement and your receipt and holding of and the vesting of the Performance Share Units.
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You further acknowledge receipt of a copy of the Plan and the Agreement and agree to all of the terms and conditions of the Plan and the Agreement, which are incorporated herein by reference.
OASIS PETROLEUM INC.,
a Delaware corporation
By:
Name:
Title:

Attachment:    Appendix A – Total Shareholder Return Vesting Objective
[Signature Page to Relative TSR PSU Notice of Award

Appendix A

Total Shareholder Return Vesting Objective

The TSR Vesting Objective for the Performance Share Units is outlined in this Appendix A below. The “TSR Vesting Objective” means the Company’s relative ranking in respect of the applicable Performance Cycle with regard to Total Shareholder Return as compared to the Total Shareholder Return of the Peer Companies. The Committee shall have the sole discretion for determining the level of achievement with respect to the TSR Vesting Objective and the number of Earned Performance Units for each Performance Cycle and any such determinations shall be conclusive.

    1.    Defined Terms.

        (a)    “Total Shareholder Return” or “TSR” means, as to the Company and each of the Peer Companies, the cumulative rate of return shareholders receive through stock price changes and the assumed reinvestment of dividends paid over the applicable Performance Cycle. Dividends per share paid other than in the form of cash shall have a value equal to the amount of such dividends reported by the issuer to its shareholders for purposes of Federal income taxation. For purposes of determining the Total Shareholder Return for the Company, the change in the price of the Company’s Stock shall be based upon the Initial Value of the Stock stated below and the volume weighted average of the trading prices of the Company’s Stock over the 20 trading days immediately preceding the end of the applicable Performance Cycle (the “Closing Value”). The Initial Value of the Stock to be used to determine Total Shareholder Return of the Company’s Stock over each Performance Cycle is $[___]. For purposes of determining the Total Shareholder Return for each of the Peer Companies, the change in the price of the common stock of each Peer Company shall be based upon the volume weighted average of the stock trading prices of each such Peer Company over the 20 trading days immediately preceding each of the start (the “Initial Value”) and the end (the “Closing Value”) of the applicable Performance Cycle.
        (b)    “Peer Company” means [__________________].
    2.    Calculation of Ranking; Earned Performance Units.
    (a)    After the end of each Performance Cycle, the Committee will:
(i)calculate the Company’s Total Shareholder Return and the Total Shareholder Return of each Peer Company;
(ii)rank, from highest to lowest, the Total Shareholder Return of the Company and each Peer Company; and
(iii)certify the level of achievement with respect to the TSR Vesting Objective and determine and certify the number of Earned Performance Units for the Performance Cycle in accordance with the following schedule:
A-1

Company Cumulative TSR Relative to Peer Companies	Performance Level	Payout in Shares of Stock as a Percentage of Target(1) (2)
<20th Percentile	Below Threshold	0%
20th Percentile	Threshold	50%
40th Percentile		75%
60th Percentile	Target	100%
70th Percentile		125%
>=80th Percentile	Maximum	150%

(1)Fifty percent (50%) of the Initial Performance Units shall vest based on the Company’s performance over the First Performance Cycle and the remaining 50% of the Initial Performance Units shall vest based on the Company’s performance over the Second Performance Cycle.
(2)Payouts for percentile ranks in between the percentiles shown above (except for results that would result in below threshold and above maximum awards) would be calculated by interpolating (rounded to four decimal places) between the benchmarks detailed above.
(b)    Notwithstanding the foregoing:
(i)    if the Company’s Initial Value is greater than its Closing Value for any Performance Cycle, the greatest percentage of Performance Share Units that may become Earned Performance Units for that Performance Cycle is 100%;
(ii)    except as otherwise provided by the Notice of Grant to which this Appendix A is attached, no Performance Share Units will become Earned Performance Units for a Performance Cycle unless you also satisfy the applicable Continuous Service Requirement in accordance with the terms of the Agreement and the Notice of Grant; and
(iii)    the Company will have all interpretation powers provided to it within the Plan in making calculations, interpretations or decisions regarding this Award.
A-2

OASIS PETROLEUM INC.
2020 LONG TERM INCENTIVE PLAN

PERFORMANCE SHARE UNIT AGREEMENT
This Agreement is made and entered into as of the Date of Grant set forth in the Notice of Grant of Performance Share Units (“Notice of Grant”) by and between Oasis Petroleum Inc., a Delaware corporation (the “Company”), and you.
WHEREAS, the Company in order to induce you to enter into and to continue and dedicate service to the Company and to materially contribute to the success of the Company, agrees to grant you this award;
WHEREAS, the Company adopted the Oasis Petroleum Inc. 2020 Long Term Incentive Plan, as it may be amended from time to time (the “Plan”), under which the Company is authorized to grant restricted stock units designated as performance share units to certain employees, directors and other service providers of the Company;
WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this Performance Share Unit Agreement (“Agreement”) as if fully set forth herein and the terms capitalized but not defined herein shall have the respective meanings set forth in the Plan; and
WHEREAS, you desire to accept the award made pursuant to this Agreement.
NOW, THEREFORE, in consideration of and mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:
1.The Grant. Subject to the terms and conditions set forth below and in the Notice of Grant, the Company hereby grants you, effective as of the Date of Grant set forth in the Notice of Grant, as a matter of separate inducement but not in lieu of any salary or other compensation for your services for the Company, an award consisting of an aggregate number of Performance Share Units specified in the Notice of Grant, whereby each Performance Share Unit that becomes earned, as determined by the Committee in its sole and absolute discretion, represents the right to receive one share of common stock of the Company, par value $0.01 per share (“Stock”), plus the additional rights to Dividend Equivalents set forth in Section 3, in accordance with the terms and conditions set forth herein, in the Notice of Grant and in the Plan (the “Award”). Your right to receive Stock in respect of Performance Share Units is generally contingent, in whole or in part, upon satisfaction of the vesting requirements described in the Notice of Grant; provided, however, that, based on the relative achievement of the applicable performance vesting objectives, the number of shares of Stock that may be deliverable hereunder in respect of the Performance Share Units may range from 0% to 150% of the number of Performance Share Units specified in your Notice of Grant (such specified number of Performance Share Units hereinafter called the “Initial Performance Units” and such number of Performance Share Units that equal 150% of the Initial Performance Units shall hereinafter be referred to as the “Maximum Performance Units”). Except as provided below, to the extent that any provision of this Agreement conflicts with the expressly applicable terms of the Plan, you acknowledge and agree that those terms of the Plan shall control and, if necessary, the applicable terms of this Agreement shall be deemed amended so as to carry out the purpose and intent of the Plan. The Performance Share Units contemplated herein are Restricted Stock Units designated as such under the Plan pursuant to Sections 2(v) and 6(e) thereof.
2.No Stockholder Rights. The Performance Share Units granted pursuant to this Agreement do not and shall not entitle you to any rights of a holder of Stock unless and until shares of Stock are actually issued to you on the Date of Settlement specified in the Notice of Grant.
3.Dividend Equivalents. With respect to each outstanding Performance Share Unit (up to the number of Maximum Performance Units subject to this Award), the Company shall credit a book entry account with an amount equal to the amount of any cash dividend paid on one share of Stock. The amount credited to such book entry account shall be payable to you at the same time as, and subject to the same terms and conditions as are applicable to, the Performance Share Units to which they relate; provided, however, that only amounts credited with respect to Earned Performance Units shall be paid.
4.Restrictions. The Performance Share Units are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated. The Performance Share Units are also restricted in the sense that they may be forfeited to the Company.
5.Expiration of Restrictions and Settlement of Award. The restrictions on the Performance Share Units granted pursuant to this Agreement will expire as set forth in the Notice of Grant, provided that you remain in the employ of, or a service provider to, the Company or its Subsidiaries until the applicable dates set forth in the Notice of Grant. On the applicable Date of Settlement set forth in the Notice of Grant, the Company shall cause to be issued Stock in book entry form registered in your name. To the extent application of the vesting terms set forth in the Notice of Grant would result in you becoming vested in a fractional number of Earned Performance Units, the number of Earned Performance Units vested will be rounded down to the nearest whole share. The value of the shares of Stock shall not bear any interest owing to the passage of time. Neither this Section 5 nor any action taken pursuant to or in accordance with this Section 5 shall be construed to create a trust of any kind. Upon settlement of the Earned Performance Units in Stock following the end of the Grant Cycle, all of the Performance Share Units subject to this Award shall be canceled and terminated.
6.Termination of Services. Except as otherwise provided in the Notice of Grant, if your service relationship with the Company or any of its Subsidiaries is terminated for any reason, then those Performance Share Units for which the restrictions have not lapsed as of the date of termination shall become null and void and those Performance Share Units shall be forfeited to the Company for no consideration. The Performance Share Units for which the restrictions have lapsed as of the date of such termination, including Performance Share Units for which the restrictions lapsed in connection with such termination, shall not be forfeited to the Company and shall be settled on the applicable Date of Settlement set forth in the Notice of Grant.

7.Leave of Absence. With respect to the Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will be considered to still be in the employ of, or providing services for, the Company.
8.Payment of Taxes. With respect to any required tax withholding, the Company shall withhold from the shares of Stock to be issued to you the number of shares necessary to satisfy the Company’s obligation to withhold taxes, which determination will be based on the shares’ Fair Market Value at the time such determination is made; provided, however, that the Committee, in its discretion (which discretion may not be delegated), may disallow satisfaction of the Company’s tax withholding obligations using the foregoing method, in which case the Company may require you to satisfy any current or future obligation to withhold federal, state or local income or other taxes that you incur as a result of the Award by such other method or methods specified by the Company. In the event the Company determines that the amount withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you must pay to the Company, in cash, the amount of that deficiency immediately upon the Company’s request.
9.Compliance with Securities Laws; Company Policies. Notwithstanding any provision of this Agreement to the contrary, any issuance of Stock hereunder will be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of issuance in effect with respect to the shares issued, or (b) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Stock available for issuance. You agree not to sell any shares of Stock acquired pursuant to this Award in violation of the Company’s securities trading policy, to the extent applicable.
10.Right of the Company and Subsidiaries to Terminate Services. Nothing in this Agreement confers upon you the right to continue in the employ of or performing services for the Company or any Subsidiary, or interfere in any way with the rights of the Company or any Subsidiary to terminate your employment or service relationship at any time.

11.Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.
12.Remedies. The parties to this Agreement shall be entitled to recover from each other reasonable attorneys’ fees incurred in connection with the successful enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.
13.No Liability for Good Faith Determinations. The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Performance Share Units granted hereunder.
14.Execution of Receipts and Releases. Any payment of cash or any issuance of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.
15.No Guarantee of Interests. The Board and the Company do not guarantee the Stock of the Company from depreciation.
16.Company Records. Records of the Company or its Subsidiaries regarding your period of service, termination of service and the reason(s) therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.
17.Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or if earlier the date it is sent via certified United States mail or reputable overnight delivery service (charges prepaid).
18.Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.
19.Information Confidential. As partial consideration for the granting of the Award hereunder, you hereby agree to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse and tax, legal and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you, as a factor weighing against the advisability of granting any such future award to you.

20.Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.
21.Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.
22.Company Action. Any action required of the Company shall be by resolution of the Board or by a person or entity authorized to act by resolution of the Board.
23.Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.
24.Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Texas, without giving any effect to any conflict of law provisions thereof, except to the extent Texas state law is preempted by federal law.
25.Consent to Texas Jurisdiction and Venue. You hereby consent and agree that state courts located in Harris County, Texas and the United States District Court for the Southern District of Texas each shall have personal jurisdiction and proper venue with respect to any dispute between you and the Company arising in connection with the Performance Share Units or this Agreement. In any dispute with the Company, you will not raise, and you hereby expressly waive, any objection or defense to such jurisdiction as an inconvenient forum.
26.Amendment. This Agreement may be amended by the Board or by the Committee at any time (a) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Award; or (b) other than in the circumstances described in clause (a) or provided in the Plan, with your consent.
27.Unfunded Arrangement. Neither the Notice of Grant, this Agreement nor the Plan shall give you any security or other interest in any assets of the Company; rather, your right to the Award is that of a general, unsecured creditor of the Company.
28.The Plan. This Agreement is subject to all terms, conditions, limitations and restrictions contained in the Plan.
29.Clawback. Notwithstanding anything to the contrary herein or in the Plan, the Performance Share Units may be cancelled and you may be required to reimburse the Company for any realized gains with respect to the Performance Share Units to the extent required by applicable law (including but not limited to Section 304 of the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010), the rules of any applicable stock exchange, or any clawback policy of the Company.
30.Compliance With Section 409A of the Code. This Award is intended to be exempt from or comply with Section 409A of the Code, and shall be interpreted and construed accordingly, and each payment hereunder shall be considered a separate payment. To the extent this Agreement provides for the Award to become vested and be settled upon your termination of employment, the applicable shares of Stock shall be transferred to you or your beneficiary upon your “separation from service,” within the meaning of Section 409A of the Code; provided, however, that if you are a “specified employee,” within the meaning of Section 409A of the Code, then to the extent the Award constitutes nonqualified deferred compensation, within the meaning of Section 409A of the Code, such shares of Stock shall be transferred to you or your beneficiary upon the earlier to occur of (i) the six-month anniversary of such separation from service and (ii) the date of your death.
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